UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________ )

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ACETO CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACETO CORPORATION

One Hollow Lane
Lake Success, New York 11042-1215
Tel. (516) 627-6000

October 16, 2008

Dear Fellow Shareholder:

I take pleasure in inviting each of you to attend Aceto Corporation’s annual meeting of shareholders to be held on Thursday, December 4, 2008 at 10:00 a.m., Eastern Standard Time, at the NASDAQ MarketSite, 4 Times Square (corner of 43rd Street and Broadway, entrance on Broadway), New York,  New York.  I am pleased to provide you with your Company’s annual report and the proxy statement attached to this letter.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.  You may vote your shares at the annual meeting by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope.

I look forward to seeing you at the annual meeting and thank you for your continued support.

Sincerely,

Leonard S. Schwartz
Chairman of the Board, President and
Chief Executive Officer

ACETO CORPORATION

One Hollow Lane
Lake Success, New York 11042-1215
Tel. (516) 627-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

We hereby notify you that the annual meeting of shareholders of Aceto Corporation, a New York corporation (the “Company”), will be held on Thursday, December 4, 2008, at 10:00 a.m., Eastern Standard Time, at the NASDAQ MarketSite for the following purposes:

●	to elect six directors to the board of directors to hold office for the following year and until their successors are elected;

●	to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2009; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

The matters listed in this notice of meeting are described in the accompanying proxy statement.  The Company’s board of directors has fixed the close of business on October 10, 2008 as the record date for this year’s annual meeting.  You must be a shareholder of record at that time to be entitled to notice of the annual meeting and to vote at the annual meeting.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the board of directors,

Douglas Roth
Chief Financial Officer and Corporate Secretary

Lake Success, New York
October 16, 2008

ACETO CORPORATION

ONE HOLLOW LANE
LAKE SUCCESS, NEW YORK 11042-1215
Tel. (516) 627-6000

PROXY STATEMENT

GENERAL INFORMATION
Information About Proxy Solicitation

This proxy statement is being furnished to holders of shares as of the record date of the common stock, $0.01 par value per share, of Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s annual meeting to be held on Thursday, December 4, 2008 at 10:00 a.m. Eastern Standard Time, at the NASDAQ MarketSite.  We sent you this proxy statement because our board of directors is soliciting your proxy to vote your shares at the annual meeting and at any adjournment.  This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission and the Nasdaq Global Select Market, which information is designed to assist you in voting your shares.  The purposes of the meeting and the matters to be acted on are stated in the accompanying notice of annual meeting of shareholders. At present, the board of directors knows of no other business that will come before the meeting.

We will begin mailing these proxy materials on or about October 24, 2008. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Information About Voting

Q:	Why am I receiving these materials?

A:
The board of directors is providing these proxy materials to you in connection with the Company’s annual meeting of shareholders, which will take place on December 4, 2008. As a shareholder, you are invited to attend the annual meeting and to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. A copy of our annual report is also enclosed.

Q:	What items of business will be voted on at the annual meeting?

A:
The two items of business scheduled to be voted on at the annual meeting are the election of directors and the ratification of the Company’s independent registered public accounting firm.  We will also consider any other business that properly comes before the annual meeting.

Q:	How does the board of directors recommend that I vote?

A:
The board of directors recommends that you vote your shares FOR each of the nominees to the board and FOR the ratification of the Company’s independent registered public accounting firm on the proxy card included with this proxy statement.

Q:	What shares can I vote?

A:
You may vote all shares owned by you as of the close of business on October 10, 2008, the record date. These shares include: (1) shares held directly in your name as a shareholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy directly to the board of directors or to vote in person at the meeting. The board of directors has enclosed or sent a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or nominee that holds your shares, giving you the right to vote the shares. Your broker or nominee has enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you were a shareholder of the Company or joint holder as of the close of business on October 10, 2008, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to October 10, 2008, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 10:00 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:
You may vote in person at the annual meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a “legal proxy” giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may without attending the meeting direct how your shares are to be voted. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee. Each record holder of Company common stock may submit a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope. Each shareholder who holds shares in street name may vote by mail by completing, signing, and dating a voting instruction card provided by the broker or nominee and mailing it in the accompanying pre-addressed envelope.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a “legal proxy” from your broker, or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to Mr. Douglas Roth, Chief Financial Officer and Corporate Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Q:	Who can help answer my questions?

A:
If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mr. Terry Steinberg, Vice President, Administration and Assistant Corporate Secretary, by mail to Aceto Corporation, One Hollow Lane, Lake Success, New York 11042 or by phone at 516-627-6000.  Also, if you need additional copies of this proxy statement or voting materials, you should contact Mr. Steinberg.

Q:	How are votes counted?

A:
In the election of directors, you may vote FOR all of the six nominees or you may direct your vote to be WITHHELD with respect to one or more of the six nominees.  In the ratification of the Company’s independent registered public accounting firm, you may vote FOR ratification, AGAINST ratification or you may ABSTAIN from voting with respect to ratification.  If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors FOR all of the Company’s nominees, FOR ratification of the Company’s independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:	What is a quorum and why is it necessary?

A:
Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of the Company’s shares of common stock outstanding on October 10, 2008 is necessary to constitute a quorum. Under the New York Business Corporation Law, and the Company’s articles of incorporation and by-laws, abstentions are treated as present for purposes of determining whether a quorum exists.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the six persons receiving the highest number of FOR votes at the annual meeting will be elected. Accordingly, abstentions and broker non-votes do not have the effect of a vote for or against the election of any nominee. You do not have the right to cumulate your votes.  For ratification of the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2009 and any other matters that might properly arise at the meeting require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. Accordingly, abstentions on other proposals will have the same effect as a vote against the proposal. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.  Broker non-votes will not have the effect of a vote for or against other proposals.  A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting for examination by any shareholder.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for our fiscal quarter ending December 31, 2008.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. However, if you grant a proxy, the persons named as proxy holders, Leonard S. Schwartz, the Company’s Chairman, President and Chief Executive Officer, and Douglas Roth, the Company’s Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the board of directors.

Q:	What shares are entitled to be voted?

A:
Each share of the Company’s common stock issued and outstanding as of the close of business on October 10, 2008, the record date, is entitled to be voted on all items being voted at the annual meeting, with each share being entitled to one vote. On the record date, 24,529,541 shares of the Company’s common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
The board of directors is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	May I propose actions for consideration at next year’s annual meeting of shareholders?

A:
You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be received by the corporate secretary of the Company no later than June 27, 2009.  Such proposals also will need to comply with United States Securities and Exchange Commission regulations under Proxy Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

THE NOMINEES

The Company’s board of directors is proposing a slate of directors that consists of six incumbent directors.

The nominees are set forth in the table below.

NAME	AGE	POSITION	DIRECTOR SINCE

Leonard S. Schwartz	62	Chairman, President and CEO	1991
Robert A. Wiesen (1)	57	Director	1994
Stanley H. Fischer	65	Director	2000
Albert L. Eilender (2)(3)(4)	65	Director	2000
Hans C. Noetzli (2)(4)	67	Director	2002
William N. Britton (2)(4)	63	Director	2006

(1)	This director is the chairman of the compensation committee.
(2)	This director is a member of the audit committee.
(3)	This director is designated the lead independent director.
(4)	This director is a member of the compensation committee.

It is the intention of the persons named in the accompanying proxy card to vote all shares of common stock for which they have been granted a proxy for the election of the nominees, each to serve as a director until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.  All the nominees have consented to being named in this proxy statement and to serve as a director if elected.

At the time of the annual meeting, if any of the nominees named above is not available to serve as director (an event that the board of directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the board of directors designates.  The board of directors believes that it is in the best interests of the Company to elect the above-described slate of directors.

INFORMATION ABOUT THE NOMINEES

No director or executive officer of the Company is related to any other director or executive officer.  None of the Company’s officers or directors hold any directorships in any other public company, except for Mr. Noetzli, who is a member of the board of directors of Synthetech, Inc.  A majority of our board members are independent.

Set forth below is the principal occupation of the nominees, the business experience of each for at least the past five years and certain other information relating to the nominees.

Leonard S. Schwartz.  Mr. Schwartz has served as Chairman and Chief Executive Officer of the Company since July 1, 1997 and President since July 1, 1996.  After joining the Company in 1969, Mr. Schwartz, a chemist by training, developed the Company’s industrial chemicals business and had a key role in the management of the Company’s subsidiaries.

Robert A. Wiesen.  Mr. Wiesen is a senior partner in the law firm of Clifton Budd & DeMaria and has practiced employment law for over thirty years.  He is a member of the American Bar Association and has written and lectured extensively on employment law issues over the years.  Mr. Wiesen received his legal and undergraduate degrees magna cum laude and cum laude and has received many honors including Phi Beta Kappa membership and the American Jurisprudence Award for Labor Law.

Stanley H. Fischer.  Mr. Fischer is President of Fischer and Burstein P.C., a law firm.  Mr. Fischer received a J.D. degree from New York University School of Law.  He has been a practicing attorney for more than 30 years and has advised and represented corporate entities in matters relative to internal matters, mergers, acquisitions, real estate and litigation.  He is a member of the American Bar Association, the New York State Bar Association, the New York City Bar Association, the American Association for Justice and the Nassau County Bar Association. He is a member of various professional committees including the International Law Section of the New York State Bar.

Albert L. Eilender.  Mr. Eilender is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry.  He has more than 30 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility for managing businesses up to $300 million in revenues, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally.  He has also served on the boards of numerous industry trade associations during his career.

Hans C. Noetzli.  Mr. Noetzli is the former Chairman of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding AG, Basel, Switzerland.  Mr. Noetzli holds a degree in Business Administration.  He has more than 30 years of experience in the fine chemicals industry.  Prior to his role as Chairman of Schweizerhall, Inc., he served in many executive functions of the Alusuisse-Lonza Group, among them as Chief Executive Officer of Lonza Inc. for 16 years and he was a member of the executive committee of the worldwide Alusuisse-Lonza Group located in Zurich, Switzerland.  Mr. Noetzli also served on the board of directors of the Chemical Manufacturing Association, the Swiss-American Chamber of Commerce, New York, as well as other industry associations.  Currently, he is a member of the board of directors of IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients and he is a member of the board of directors of Synthetech, Inc., a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.

William N. Britton.  Mr. Britton is the sole owner of TD AIM, LLC through which he is involved in a variety of activities surrounding financial consulting and private equity investing.  Mr. Britton is also a Vice Chairman of P and E Capital, Inc., a management company involved in real estate.  Previously, Mr. Britton was a Senior Vice President with JP Morgan Chase.  He has over 30 years of commercial lending experience ranging from large syndicated financings with Fortune 500 companies to privately owned businesses, with significant experience in private equity related transactions, asset based lending arrangements, leasing and many other forms of secured lending.  He is a former Vice President-Finance for the Boy Scouts of America (Manhattan Council) and is on the board of the Rutgers Business School.

INFORMATION ABOUT THE COMPANY’S COMMITTEES

Audit Committee

The audit committee is comprised of Albert L. Eilender (Chairman), William N. Britton and Hans C. Noetzli.   The audit committee is responsible for recommending the Company’s independent registered public accounting firm and reviewing management actions in matters relating to audit functions.  The committee reviews with the Company’s independent public accounting firm the scope and results of its audit engagement and the Company’s system of internal controls and procedures.  The committee also reviews the effectiveness of procedures intended to prevent violations of laws.  The committee also reviews, prior to publication, our quarterly earnings releases and reports to the SEC on Form 10-K and Form 10-Q.  The report of the audit committee for fiscal year 2008 can be found below.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, also meets with management and the auditors prior to the filing of officers’ certifications with the SEC to request information concerning, among other things, significant deficiencies in the design or operation of internal controls, if any.

Our board has determined that all audit committee members are independent under applicable SEC regulations, and as defined by Rule 4200 (a)(14) of the Nasdaq Marketplace Rules. Our board of directors has determined that Mr. Britton qualifies as an “audit committee financial expert” as that term is used in Section 407 of the Sarbanes-Oxley Act of 2002.  The audit committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

The audit committee has adopted a Non-Retaliation Policy and a Complaint Monitoring Procedure to enable confidential and anonymous reporting regarding financial irregularities, if any.

Board Nominations

The Company’s board of directors does not have a nominating committee.  Instead, the Company’s independent directors make recommendations to the full board, which nominates directors on an annual basis.  The board believes this process is preferable because it wishes to involve all of its independent directors in the nomination process rather than a select number of committee members.

The independent directors perform the following functions with respect to nomination decisions:

●	They consider and recommend to the board of directors individuals for election as directors.

●	They make recommendations to the board of directors regarding any changes to the size of the board of directors or any committee.

●	They report to the board of directors on a regular basis, not less than once a year.

The Company’s independent directors and board of directors have determined that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements, being over 21 years of age, having relevant business experience, and having high moral character. The board of directors retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the independent directors and the board of directors review that director’s overall service to the Company during that director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by that director during his or her term.

When selecting a new director nominee, the independent directors and the board of directors first determine whether the nominee must be independent for Nasdaq purposes and/or whether the candidate must qualify as an “Audit Committee Financial Expert,” as that term is used in section 407 of the Sarbanes-Oxley Act of 2002. The board then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  Each director then has an opportunity to privately interview each nominee if he or she deems it necessary. The board then meets to consider the candidates’ qualifications and chooses candidates by a unanimous vote.

Shareholders wishing to directly recommend candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to Leonard S. Schwartz, Chairman, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042. Any such notice must, for any given annual meeting, be delivered to the Chairman not less than 120 days prior to the anniversary of the preceding year's annual meeting. The notice must state (1) the name and address of the shareholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of Aceto shares that are beneficially owned by each person recommended and by the recommending shareholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

The board of directors will consider and vote on any recommendations so submitted. In considering any person recommended by a shareholder, the committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the board of directors.

Any shareholder nominee proposed by the board of directors for election at the next annual meeting of shareholders will be included in the company's proxy statement for that annual meeting.

Compensation Committee

The compensation committee, comprised of four independent directors, conducts reviews of the compensation of the Chief Executive Officer and other senior executive officers of the Company including evaluating and approving those officer’s benefits, bonus, incentive compensation, severance, equity-based compensation, and other compensation arising from other programs of the Corporation. Each member of the committee meets the independence requirements specified by the Nasdaq Global Select Market, by Section 162(m) of the Internal Revenue Code of 1986, as amended and for purposes of Rule 16b-3 under the Securities Act of 1933, as amended.  The committee meets as often as the committee determines, but not less frequently than annually.

The compensation committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Board and Committee Meetings

During the Company’s fiscal year ended June 30, 2008, the board of directors held six meetings and acted by unanimous written consent one time.  Each director attended a majority of the board meetings and a majority of the meetings of the board committees on which he served.

At each scheduled meeting of the board of directors, the independent members of the board of directors meet separately in executive session without management being present.  A lead director elected by the independent directors is responsible for chairing such executive sessions.  Currently the lead director is Albert L. Eilender.

During the Company’s fiscal year ended June 30, 2008, both the audit committee and the compensation committee met five times.

Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our directors attended the 2007 annual meeting of shareholders.

Communications by our Shareholders to the Board of Directors

Our board of directors recommends that shareholders direct to the Company’s corporate secretary any communications intended for the board of directors. Shareholders can send communications by e-mail to droth@aceto.com, by facsimile to (516) 627-6093, or by mail to Douglas Roth, Chief Financial Officer and Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

This centralized process will assist the board in reviewing and responding to shareholder communications in an appropriate manner. If a shareholder wishes to direct any communication to a specific board member, the name of that board member should be noted in the communication. The board of directors has instructed the corporate secretary to forward shareholder correspondence only to the intended recipients, but the board has also instructed the corporate secretary to review all shareholder correspondence and, in his discretion, not forward any items that he deems to be of a commercial or frivolous nature or otherwise inappropriate for the board's consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with those responsibilities and standards.  In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements.  In addition, the Nasdaq Global Select Market has recently made changes to its corporate governance and listing requirements.  The board of directors has initiated numerous actions consistent with these new rules and will continue to regularly monitor developments in the area of corporate governance.

Code of Ethics for Worldwide Financial Management

The Company has adopted a Code of Ethics for Worldwide Financial Management that sets forth standards of ethics for the Company’s principal executive officer and senior financial officers, violations of which are reported to the audit committee.  This Code of Ethics is published on the Company’s corporate website – www.aceto.com.

Code of Business Conduct for all Aceto Employees

The Company has adopted a Code of Business Conduct and Ethics for all Aceto directors and employees that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code.  This Code of Business Conduct and Ethics is in accordance with Nasdaq Qualitative Listing Requirement 4350(n) and is published on the Company’s corporate website – www.aceto.com.

Disclosure Committee

The Company has formed a disclosure committee, comprised of senior management, including senior financial personnel, to formalize processes to ensure accurate and timely disclosure in Aceto’s periodic reports filed with the United States Securities and Exchange Commission and to implement certain disclosure controls and procedures.  The disclosure committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Personal Loans to Executive Officers and Directors

The Company’s policy has always been to not extend personal loans or other terms of personal credit to its directors and officers, and is in compliance with the legislation prohibiting such personal loans and other forms of personal credit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities.  Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended June 30, 2008 except that one Form 4 was filed 13 days late on behalf of Frank DeBenedittis.

EXECUTIVE OFFICERS

The executive officers of Aceto, and their ages, as of October 10, 2008, are as follows:

Name	Age	Position
Leonard S. Schwartz	62	Chairman, President and Chief Executive Officer
Douglas Roth	51	Chief Financial Officer
Vincent Miata	55	Senior Vice President
Frank DeBenedittis	54	Senior Vice President
Michael Feinman	60	President, Aceto Agricultural Chemicals Corp.

Leonard S. Schwartz.  Mr. Schwartz has served as Chairman and Chief Executive Officer of the Company since July 1, 1997 and President since July 1, 1996.  After joining the Company in 1969, Mr. Schwartz, a chemist by training, developed the Company’s industrial chemicals business and had a key role in the management of the Company’s subsidiaries.

Douglas Roth. Mr. Douglas Roth has been Vice President and Chief Financial Officer since joining the Company in May, 2001. Prior to joining the Company, Mr. Roth was the Vice President and Chief Financial Officer of CitySprint 1-800 Deliver from September 1998 through April 2001.

Vincent Miata. Mr. Miata has served as Senior Vice President of the Company since 2001.  Mr. Miata joined the Company in 1979 as a sales/marketing representative and held various positions within the Company including Product Manager, Group Vice President and Vice President.

Frank DeBenedittis.  Mr. DeBenedittis has served as Senior Vice President of the Company since 2001.  Mr. DeBenedittis joined the Company in 1979 as a marketing assistant and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President, Group Vice President and Vice President.

Michael Feinman. Mr. Feinman has served as President of Aceto Agricultural Chemicals Corp. since August 2000. Mr. Feinman joined the Company in 1973 as a Sales Representative and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain, and motivate superior executive talent and to align their interests with those of our shareholders and support our growth and profitability. Consistent with those purposes, our compensation philosophy embodies the following principles:

• the compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals, and provide for consequences for underperformance;

• compensation should reflect differences in position and responsibility;

• compensation should be comprised of a mix of cash and equity-based compensation that aligns the short- and long-term interests of our executives with those of our shareholders; and

• the compensation program should be understandable and transparent.

In structuring a compensation program that implements these principles, we have developed, with the assistance of an executive compensation consulting firm, Hay Group, Inc. (“Hay Group”), the following objectives for our executive compensation program:

• overall compensation levels should be competitive and should be set at levels necessary to attract and retain talented leaders and motivate them to achieve superior results;

• a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals;

• total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating and financial goals and strategic initiatives;

• the number of different elements in our compensation program should be limited, and those elements should be understandable and effectively communicated to executives and shareholders; and

• compensation should be set at levels that promote a sense of equity among all employees and appropriate stewardship of corporate resources, while giving due regard to our industry and any premiums that may be necessary in order to attract top talent at the executive level.

Our Analysis

Our compensation committee engaged Hay Group to conduct a review of its total compensation program for our chief executive officer as well as for our named executive officers. Hay Group provided consulting services to us both in 2008 and 2007.

In 2007, our compensation committee compared the compensation we have paid in recent years to our chief executive officer, chief financial officer and our three other most highly compensated executive officers to two peer groups. One peer group consisted of 22 similarly sized companies in the chemical industry and the second peer group was Hay Group’s 2006 Chemical Industry Database, which consists of 78 companies that are also in the chemical industry but are of varying size. The peer group companies were recommended by Hay Group and selected by the committee because the committee believed that these companies best reflect the competitive market for executive talent in the chemical and pharmaceutical industries. The peer group companies included:  American Vanguard Corporation, Axcan Pharma, Inc., Cambrex Corporation, Quaker Chemical Corporation, Calgon Carbon Corporation, Macdermid, Inc., Idexx Laboratories, Inc., Compass Minerals International, Inc., Lesco, Inc., Celgene Corporation, Abraxis Bioscience, Inc., Par Pharmaceutical Companies, Inc., KV Pharmaceutical Co., Cabot Microelectronics Corp., Penford Corp., Sciele Pharma, Inc., Martek Biosciences Corp., Adams Respiratory Therapeutics, Inc., Landec Corp., NL Industries, Inc., Albany Molecular Research, Inc. and Hawkins, Inc.. The compensation committee’s benchmarking criteria for these purposes included comparisons of executive base salary compensation, total cash compensation (base salary plus bonus), and total direct compensation (total cash compensation plus long-term incentive awards).

Based upon this review, our compensation committee recommended that we continue to strive towards a compensation mix to include a greater proportion of long-term incentive compensation, and that we gradually alter the nature of the long-term incentive grants from exclusively stock option grants and restricted stock awards to a portfolio that includes stock option grants, restricted stock awards and grants of performance units or shares.

While Hay Group provided data and advice regarding our compensation practices, our compensation committee makes all the decisions regarding our compensation practices. These decisions must then be ratified by our full board of directors.

Elements of Our Executive Compensation

Our executive compensation program has historically been comprised of base salary, performance-based annual cash and equity bonuses, long-term equity incentive awards and perquisites. These elements of compensation have been supplemented by the opportunity for all our eligible employees to participate in benefit plans that include employer contributions, including our 401(k) plan and our supplemental retirement plan, as well as life insurance premiums paid by the Company for employee life insurance policies.

As a result of the approval of  the Aceto Corporation 2007 Long-Term Performance Incentive Plan (the “Plan”), at the 2007 annual meeting of shareholders, our long-term incentive compensation component was increased for our executive officers, making a larger portion of their annual total direct compensation dependent on long-term stock appreciation and long-term company financial and operating performance. We have concluded that gradually shifting a larger share of executive compensation to equity incentives and other long-term incentive compensation will further align our executive officers’ goals with those of our shareholders and encourage long-term retention and operational and financial success.

Additionally, in order to provide us with increased flexibility with respect to the long-term incentive component of our executive compensation, we have included in the Plan the opportunity to grant long-term incentive awards that our prior incentive plans have generally not included, including stock appreciation rights, shares of restricted stock, shares of performance stock, performance incentive units and restricted stock units.

Base Salary

We provide our executive officers with base salary to provide them with a fixed base amount of compensation for services rendered during a fiscal year. We believe this is consistent with competitive practices and will help assure our retention of qualified leadership in those positions. We intend to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience, taking into consideration changes from time to time in the consumer price index and whether competitive adjustments are necessary to promote retention. Consideration is also given in each case to the historical results achieved by each executive and the Company during each executive’s tenure, to whether each executive is enhancing the team oriented nature of the executive group, the potential of each executive to achieve future success, and the scope of responsibilities and experience of each executive. In addition, evaluations are made regarding the competencies of each executive officer that are considered essential to our success.

The compensation committee evaluated the historical performance of our executive officers and considered the compensation levels and programs at the peer group companies included in the 2007 Hay Group report before it made its most recent compensation recommendations to the full board. The committee continues to desire that the compensation levels for each of our executive officers be in the third quartile (50% to 75%) of the compensation levels for the executive officers in the peer group companies. The committee therefore recommended, and our board of directors approved, an increase in the base salaries of our named executive officers effective October 1, 2008 of 4.0% except for a recommended and approved increase in the base salary of our president of Aceto Agricultural Chemicals Corp of approximately 7.5%.

Performance-Based Annual Cash Bonuses

We pay performance-based cash bonuses on an annual basis in an effort to encourage achievement of goals established for our short- and long-term financial and operating results, and to reward our executive officers for consistent performance in assisting us in achieving those goals.  Pre-determined annual performance measures were utilized, in connection with our current fiscal year ended June 30, 2008.

For our fiscal year ended June 30, 2008, the performance-based objective bonus criteria as established by our compensation committee, and approved by our board of directors, was based upon results obtained with respect to the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to our three executives who oversee our three business segments, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for their respective business segments. In addition, the bonus criteria included results obtained with respect to certain individual goals that were tailored for each executive officer and approved by our board of directors. The individual goals included identifying business opportunities for us and successfully executing on those opportunities as well as development of personnel and succession planning.

The compensation committee recommended that we continue to utilize pre-determined measurements in order to determine performance-based cash bonuses for the fiscal year end June 30, 2009. The precise criteria that we will use to determine the bonuses for our executive officers will vary depending on each officer’s specific responsibilities. However, in order to provide an example of the criteria and the relative weight that we plan to give them, the following is the chart that we plan to use when determining our chief financial officer’s performance-based cash bonus for our fiscal year ending June 30, 2009:

	THRESHOLD BONUS	BASE BONUS	TARGET BONUS	MAXIMUM BONUS	RELATIVE WEIGHT

	($108,750; representing 75% of prior fiscal-year bonus)	($130,500; representing 90% of prior fiscal-year bonus)	($145,000; representing 100% of prior fiscal-year bonus)	($217,500; representing 150% of prior fiscal-year bonus)

Company Sales	$269,693,250; representing 75% of prior fiscal-year	$359,591,000; representing 100% of prior fiscal-year	$395,550,100; representing 110% of prior fiscal-year	$449,488,750; representing 125% of prior fiscal-year	10%

Company Net Income	$10,104,750; representing 75% of prior fiscal-year	$13,473,000; representing 100% of prior fiscal-year	$14,820,300; representing 110% of prior fiscal-year	$16,841,250; representing 125% of prior fiscal-year	25%

Company EPS	$0.41; representing 75% of prior fiscal year	$.54; representing 100% of prior fiscal- year	$.59; representing 110% of prior fiscal- year	$.68; representing 125% of prior fiscal- year	15%

Individual Goal 1					20%

Individual Goal 2					20%

Individual Goal 3					10%

Additionally, while we have historically paid our annual performance-based cash bonus in four installments based on each executive officer’s prior year cash bonus, we intend to pay the bonus at the end of each of our fiscal years after the bonus is determined and approved by our board of directors. This transition from four payments to one annual payment is phased in over a five year period for our five most highly compensated officers and began with this fiscal year ended June 30, 2008.

Performance-Based Annual Equity Bonuses

A portion of our performance-based bonus may be paid in the form of restricted stock awards for our five most highly compensated officers.  If the pre-determined annual performance measures result in an amount greater than the prior year’s performance bonus, then the excess over 100% of the prior year bonus is split between 50% cash payment and 50% grant of restricted stock, which vests after one year. The compensation committee believes that the granting of equity-based awards creates a clear and strong alignment between compensation and shareholder return and enables the named executive officers to maintain stock ownership in the Company. For the fiscal year ended June 30, 2008, performance-based equity bonuses were recorded for certain of the named executive officers, which are reflected in the Summary Compensation Table contained in this proxy statement.

Long-Term Incentive Compensation

We intend to place increasing emphasis on compensation tied to the market price of our common stock and to the Company’s long-term financial and operating performance. We believe that these incentives further align management’s interest with the interests of our shareholders. The approval of the Plan in December 2007 has allowed the Company to make long-term incentive awards to our executive officers and other employees. In connection with the approval of the Plan, stock options were granted to the named executive officers. These options vest on the first anniversary of the date of grant and expire ten years from the date of grant. In addition, the Company granted shares of restricted common stock to the named executive officers, which vest over three years.

The Plan also allows for the grant of stock appreciation rights which give the participant the right to appreciation in the value of our common stock between the date of grant and the date of exercise and performance incentive units and shares which represent the right to receive cash and shares of stock on achievement of performance goals.

Our compensation committee also has recommended to our board of directors that grants should be made during our fiscal year ending on June 30, 2009 to certain of our employees, including our executive officers, which consist of stock options, awards of restricted stock and awards of restricted stock units.

Other Compensation

Our executive officers may also participate in our 401(k) plan on the same terms as the rest of our eligible employees. We currently make a non-elective contribution on behalf of each of our participating employees equal to 3% of the participant’s compensation, including base salary and bonus, up to a maximum of $225,000 of compensation. We also have historically made discretionary contributions for each of our participating employees on an annual basis up to approximately 8% of the participant’s compensation.  Our participating employees are fully vested in both their salary deferrals and non-elective contributions, but Company discretionary contributions vest at the rate of 20% per year with 100% vesting after five years of participation.

We also maintain a supplemental retirement plan, commonly called a “SERP”. This plan is a non-qualified deferred compensation plan intended to provide management employees whose eligible annual compensation is in excess of $100,000 with supplemental benefits beyond the Company’s 401(k) plan. Annual contributions by the Company to the SERP are fixed by our board of directors and vest at the rate of 20% per year of service over five consecutive years. In addition to Company contributions, participants can elect to defer some or all of their bonus compensation into their SERP account for the following year.

Perquisites

We allow certain of our executive officers to use a Company automobile as a perquisite to enhance our compensation package and make it more attractive relative to our competition. The financial value of the use of a Company automobile for each of these executive officers for our fiscal year ended June 30, 2008 is set forth in footnote six to the All Other Compensation column of the Summary Compensation Table contained in this proxy statement.

No Post-Employment Compensation

All of our executive officers are employed on an “at will” basis, meaning we, or any executive officer, may terminate employment at any time for any reason not prohibited by law. None of our executive officers has an employment agreement with us. Therefore there is no contractual notice period required prior to termination of employment and there is no requirement to pay severance following any termination.

Stock Ownership Requirements

Our compensation committee established, and our board of directors approved, stock ownership requirements for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. These stock ownership requirements provide that our chief executive officer must own shares of our common stock valued at four times his base salary and our chief financial officer and our three other most highly compensated executive officers must own shares of our common stock valued at two times their base salaries within five years commencing October 1, 2007. The stock ownership program also includes as a guideline, but not a requirement, that all our other officers and managers that earn at least $100,000 per year own shares of our common stock valued at one time base salary within the same five year period. Shares of our restricted stock that are granted but not yet vested count toward these stock ownership guidelines.

Management’s Role in Establishing Our Executive Compensation

Our chief executive officer plays an important role in assisting our compensation committee in establishing the compensation for our executive officers. Key aspects of this role include:

• evaluating employee performance;

• suggesting to the compensation committee business performance targets and objectives; and

• recommending salary and bonus levels and long-term incentive compensation.

During this process, the compensation committee may ask our chief executive officer and other executive officers to provide guidance to the compensation committee regarding background information for our strategic objectives, an evaluation of the performance of our executive officers, and compensation recommendations as to the executive officers. Members of the compensation committee met informally with our chief executive officer throughout the year to discuss compensation matters and compensation policies in order to obtain insight regarding the day to day performance of each of our executive officers.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1.0 million paid to named executive officers is not deductible unless it is performance-based and satisfies the conditions of the exemption. While our compensation committee and board of directors considers all compensation paid to our named executive officers to be performance-based, historically not all of the compensation paid to them meets the definition of “performance-based” compensation in Section 162(m). Equity compensation awarded to our named executive officers is designed to qualify as performance-based compensation under Section 162(m), but the historical cash bonuses paid to them may not qualify. With the exception of our chief executive officer in our past five fiscal years, relevant annual executive compensation has not exceeded the $1.0 million threshold for any of our named executive officers so the exemption was unnecessary for us to fully deduct such compensation payments. Our compensation committee believes that retaining discretion in determining some bonus awards within the parameters of the performance goals that the committee is now putting in place is essential to their overall responsibilities. While the compensation committee will continue to consider the impact of Section 162(m) on our compensation program, it reserves the right to pay nondeductible compensation in the future if it determines that it is appropriate to do so. It is our policy to review all compensation plans and policies against tax, accounting, and SEC regulations, including Internal Revenue Code Section 162(m), Internal Revenue Code Section 409A, and FAS 123(R).

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for its last completed fiscal year.

Robert A. Wiesen (Chairman)
Albert L. Eilender
Hans C. Noetzli
William N. Britton

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the compensation of our Chief Executive Officer and Chief Financial Officer and our three next most highly compensated executive officers for the fiscal years ended June 30, 2008 and June 30, 2007.  Except as set forth below, no other compensation was paid to these individuals during the year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)		All Other Compen- sation (6)	Total
Leonard S. Schwartz	2008	$425,122	$-	$241,500	$42,328	$1,181,000		$104,344	$1,994,294
President, Chairman	2007	410,226	-	-	-	1,020,000		95,013	1,525,239

Douglas Roth	2008	263,267	-	11,147	8,466	127,500	(5)	50,947	461,327
Chief Financial Officer	2007	242,461	-	-	-	110,000	(5)	48,154	400,615

Vincent Miata	2008	248,112	-	37,719	8,466	298,000		54,378	646,675
Senior Vice President	2007	239,420	-	-	-	270,000		52,007	561,427

Frank DeBenedittis	2008	254,026	-	21,637	8,466	269,000		51,982	605,111
Senior Vice President	2007	245,126	-	-	-	228,000		46,339	519,465

Michael Feinman, President	2008	203,023	-	28,175	8,466	127,000		40,303	406,967
Aceto Agricultural	2007	195,909	-	-	-	135,000		39,429	370,338

(1)  Bonuses paid during 2008 and 2007 pursuant to the Company’s bonus plan are reflected under the column entitled “Non-Equity Incentive Plan Compensation.”  The Company did not pay discretionary bonuses during 2008 and 2007; all bonuses were performance-based.

(2)  Reflects awards of restricted stock granted in December, 2007.  Under the terms of these restricted stock awards, one third of the shares vest on each of the first, second and third anniversaries of the date of grant.  Holders of restricted stock are entitled to dividends to the same extent as holders of unrestricted stock.  The above table also reflects additional compensation expense recorded during the year ended June 30, 2008 related to grants of restricted common stock that occurred in September 2008. In accordance with SFAS No. 123(R), compensation expense related to these awards was recorded in fiscal 2008, since the service inception date preceded the grant date. In accordance with SFAS No. 123(R), compensation expense is recognized on a straight-line basis over the employee's vesting period or to the employee's retirement eligibility date, if earlier, for restricted stock awards.  No amounts were recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), as no stock awards were granted to the executive officers in fiscal 2007 or 2006.

(3)  The values shown reflect the dollar amounts relating to option awards recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123(R). These option awards vest on the first anniversary of the date of grant. No amounts were recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R), as no options were granted to the executive officers in fiscal 2007 or 2006.  The financial value of each option was estimated using the Black-Scholes option-pricing model and the assumptions used in the calculation of these amounts for fiscal year ended June 30, 2008 are included in Note 10 to the Company’s audited financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on September 5, 2008.

(4)   Reflects cash bonuses paid under the Company’s bonus plan.  Bonuses listed for a particular year represent bonuses earned and paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year.

(5)    The bonus amount for Mr. Roth includes $25,500 and $22,000 of restricted stock, which was received by Mr. Roth in lieu of a portion of his bonus for fiscal years 2008 and 2007, respectively.

(6)      All Other Compensation consists of the use of a Company owned automobile, contributions to retirement plans and compensation recognized from the issuance of premium shares on restricted stock as follows:

Name	Year	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($) (7)	Total Other Compensation ($)
L. Schwartz	2008	3,904	100,440	-	104,344
	2007	3,904	91,109	-	95,013

D. Roth	2008	7,700	39,848	3,399	50,947
	2007	7,563	37,221	3,370	48,154

V. Miata	2008	6,938	47,440	-	54,378
	2007	6,938	45,069	-	52,007

F. DeBenedittis	2008	5,696	46,286	-	51,982
	2007	3,085	43,254	-	46,339

M. Feinman	2008	3,543	36,760	-	40,303
	2007	3,286	36,143	-	39,429

(7) Eligible employees have the right to purchase restricted stock with a portion of their annual bonus (up to 20%). Each restricted stock grant is entitled to a premium equal to 25% of the number of shares of the purchase, paid on the third anniversary of the purchase, only if the employee is still employed with the Company.

2008 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leonard Schwartz	12/06/07	765,000	1,020,000	1,530,000	0	0	29,965	10,000	25,000	8.05	316,750
Douglas Roth	12/06/07	82,500	110,000	165,000	0	0	3,231	3,500	5,000	8.05	60,725
Vincent Miata	12/06/07	202,500	270,000	405,000	0	0	7,932	3,500	5,000	8.05	71,225
Frank DeBenedittis	12/06/07	171,000	228,000	342,000	0	0	6,698	3,500	5,000	8.05	84,225
Michael Feinman	12/06/07	101,250	135,000	202,500	0	0	3,966	3,500	5,000	8.05	43,225

(1)  Actual awards paid for 2008 performance are included in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation, while opportunities for 2008 at threshold, target and maximum are included in the above 2008 Grants of Plan-Based Awards.

(2)  Opportunities to earn additional restricted stock awards were not established at the threshold or target scenarios.  Actual awards granted for 2008 performance are included in the Summary Compensation Table under the column Stock Awards, while opportunities under this plan for 2008 at the maximum level are included in the above 2008 Grants of Plan-Based Awards.

(3)  These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FAS 123(R). The method and assumptions used to determine the compensation cost are discussed in Note 10 to our consolidated financial statements in our annual report on Form 10-K filed on September 5, 2008. The amounts reflect the total accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2008 for each of our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($) (1)

Leonard Schwartz	101,250		2.66	12/31/2012	28,919	220,941
	101,250		2.66	12/31/2013
	101,250		2.66	12/31/2014
	101,250		2.66	12/31/2015
	33,750		2.91	12/06/2011
	121,500		4.28	12/05/2012
	27,000		8.22	08/05/2013
	300,000		10.94	09/09/2014
		25,000	8.05	12/06/2017

Douglas Roth	19,650		4.28	12/05/2012	5,556	42,448
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
		5,000	8.05	12/06/2017

Vincent Miata	8,438		2.88	10/25/2010	6,790	51,876
	13,500		2.91	12/06/2011
	40,500		4.28	12/05/2012
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
		5,000	8.05	12/06/2017

Frank DeBenedittis	40,500		4.28	12/05/2012	8,318	63,550
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
		5,000	8.05	12/06/2017

Michael Feinman	40,500		4.28	12/05/2012	3,500	26,740
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
		5,000	8.05	12/06/2017

(1)	Reflects amounts based on the closing market price of the Company’s common stock of $7.64 per share on June 30, 2008.

OPTIONS EXERCISES AND STOCK VESTED DURING 2008

There were no exercises of stock options or vesting of stock awards by the named executive officers during the year ended June 30, 2008.

Equity Compensation Plan Information

The following table states certain information with respect to our equity compensation plans at June 30, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,879,000	$7.59	524,000

Equity compensation plans not approved by security holders	-	-	-
Total	2,879,000	$7.59	524,000

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the Non-Qualified Deferred Compensation amounts earned by the named executive officers during fiscal 2008:

Name	Executive Contributions In Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY($)(2)
Leonard S. Schwartz	$50,000	$75,119	92,424	$-	$2,614,827
Douglas Roth	13,000	14,526	(3,713)	-	103,847
Vincent Miata	-	22,118	8,437	-	244,489
Frank DeBenedittis	10,000	20,964	13,156	-	367,063
Michael Feinman	7,500	11,439	4,535	-	136,893

(1)  These amounts are reported in the Summary Compensation Table.

(2)  Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table, as follows:

Name	Fiscal 2007	Fiscal 2006	Fiscal 2005
Leonard S. Schwartz	$66,324	$60,741	$234,233
Douglas Roth	12,436	11,255	7,417
Vincent Miata	20,284	18,194	17,939
Frank DeBenedittis	18,469	18,121	17,667
Michael Feinman	11,358	10,680	11,328

Deferred Compensation Plan

On March 14, 2005, the Company’s Board of Directors adopted the Aceto Corporation Supplemental Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a non-qualified deferred compensation plan intended to provide certain qualified executives with supplemental benefits beyond the Company’s 401(k) plan, as well as to permit additional deferrals of a portion of their compensation.  The Deferred Compensation Plan is intended to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended. Substantially all compensation deferred under the Deferred Compensation Plan, as well as Company contributions, is held by the Company in a grantor trust, which is considered an asset of the Company.  The assets held by the grantor trust are in life insurance policies.

COMPENSATION OF DIRECTORS

The following table documents the compensation of our directors for the fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Stock Awards (3)	Total
Robert A. Wiesen	$56,000	$26,041	$3,517	$85,558

Stanley H. Fischer	52,000	26,041	3,517	81,558

Albert L. Eilender	77,000	26,041	3,517	106,558

Hans Noetzli	64,500	26,041	3,517	94,058

William N. Britton	58,000	26,041	3,517	87,558

Directors also receive reimbursement for expenses incurred in connection with meeting attendance.

(1)  Includes payments made in fiscal 2008 for attendance at certain meetings held at the end of fiscal 2007 and does not include payments for attendance at certain meetings held at the end of fiscal 2008 for which payments were made in fiscal 2009.

(2)  Reflects a grant of 6,199 stock options to each director on December 6, 2007 and 9,281 stock options to each director on December 7, 2006, which grants vest over a one-year service period.  In accordance with SEC rules and FAS 123(R), the amounts shown reflect the value of the award amortized over the portion of the service period which lapsed during the year.  The financial value of each option was estimated using the Black-Scholes option-pricing model and the assumptions disclosed in Note 10 in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 5, 2008.

(3)  Reflects an award of 2,317 shares of restricted stock granted to each director on December 6, 2007.  Under the terms of these restricted stock awards, one third of the shares vest on each of the first, second and third anniversaries of the date of grant. In accordance with SFAS No. 123(R), compensation expense is recognized on a straight-line basis over the vesting period.

The following is a list of the outstanding options and restricted stock awards held by each director as of June 30, 2008:

	Option Awards	Stock Awards
Robert A. Wiesen	52,105	2,317
Stanley H. Fischer	56,855	2,317
Albert L. Eilender	68,980	2,317
Hans Noetzli	58,855	2,317
William N. Britton	28,480	2,317

All directors have been granted stock options for their board service.  All such options were granted at the fair market value determined on the date of grant.

Limits on Liability and Indemnification

The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The articles of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation Committee Interlocks and Insider Participation

None of the independent directors (who are responsible for compensation matters) have ever served as officers or employees of the Company or any of our subsidiaries.  During the last fiscal year, none of our senior executives served on the board of directors or committee of any other entity whose officers served either on our board of directors or executive compensation committee.

REPORT OF THE AUDIT COMMITTEE

The audit committee acts under a written charter adopted by the audit committee and approved by the board of directors.  The audit committee charter is available on the Company’s corporate website.

The audit committee is currently comprised of Albert L. Eilender (Chairman), William N. Britton and Hans C. Noetzli.  Each of these directors meets the independence and expertise requirements of the SEC and the Nasdaq Global Select Market.   The audit committee recommends the Company’s independent registered public accounting firm, approves the scope of the audit plan, and reviews and approves the fees of the independent accountants.  The audit committee met regularly with the Company’s independent accountants during the past fiscal year, both with and without management present, to review the scope and results of the audit engagement, the Company’s system of internal controls and procedures, the effectiveness of procedures intended to prevent violations of laws and regulations, and the implementation of internal financial controls required by the Sarbanes-Oxley Act of 2002.  In compliance with the SEC rules regarding auditor independence, and in accordance with the Company’s Audit Committee Charter, the audit committee reviewed all services performed by BDO Seidman, LLP for the Company within and outside the scope of the quarterly review and annual auditing functions.

The audit committee also:

●	Met to discuss the quarterly unaudited and the annual audited financial statements with management and BDO Seidman, LLP prior to the statements being filed with the SEC;

●	Reviewed the Company’s disclosures in the Management’s Discussion and Analysis sections of such filings;

●	Reviewed management’s program, schedule, progress and accomplishments for maintaining financial controls and procedures to assure compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reviewed quarterly earnings releases prior to their publication;

●	Reviewed and approved in advance in accordance with the Company’s Audit Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO Seidman, LLP;

●	Reviewed and revised the committee’s charter as necessary in order to comply with newly enacted rules and regulations;

●	Monitored the Company’s “whistleblower” program under which any complaints are forwarded directly to the Committee, to be reviewed in accordance with an established procedure for all such matters;

●
Reviewed the audit, tax and audit-related services the Company had received from BDO Seidman, LLP and determined that the providing of such services by BDO Seidman, LLP was compatible with the preservation of their independent status as our independent registered public accounting firm.

The audit committee also reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2008 with management and discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 and Public Company Accounting Oversight Board Auditing Standard No. 5.  The audit committee also received during the past fiscal year the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 and have discussed with BDO Seidman, LLP their independence.  Based on the discussions referred to above, the audit committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the audit committee.

Albert L. Eilender (Chairman)
William N. Britton
Hans C. Noetzli

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 10, 2008, the number and percentage of shares of the Company’s outstanding common stock owned by each named executive officer, each director and each person that, to the best of the Company’s knowledge, owns more than 5% of the Company’s issued and outstanding common stock, and all named executive officers and directors as a group.  Unless indicated otherwise the business address of each person is c/o Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (excluding stock options) (1)	Exercisable Stock Options(2)	Total Beneficial Ownership	Percent(3)

Leonard S. Schwartz	212,078	912,250	1,124,328	4.4%
Douglas Roth	23,176	63,650	86,826	*
Vincent Miata	37,602	106,438	144,040	*
Frank DeBenedittis	41,047	84,500	125,547	*
Michael Feinman	23,699	84,500	108,199	*
Robert A. Wiesen	6,864	52,105	58,969	*
Stanley H. Fischer	7,692	56,855	64,547	*
Albert L. Eilender	17,317	68,980	86,297	*
Hans Noetzli	8,317	58,855	67,172	*
William N. Britton	7,267	28,480	35,747	*

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	2,088,169	-	2,088,169	8.5%

MAK Capital One L.L.C 590 Madison Avenue New York, NY 10022	1,860,221	-	1,860,221	7.6%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,641,956	-	1,641,956	6.7%

T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	1,453,600	-	1,453,600	5.9%

Cardinal Capital Management LLC 1 Greenwich Office Park Greenwich, CT 06831-5150	1,391,264	-	1,391,264	5.7%

All named executive officers and directors as a group (10 persons)	385,059	1,516,613	1,901,672	7.3%

* Less than 1%.

(1)	Unless otherwise indicated, each person has, or shares with his spouse, sole voting and dispositive power over the shares shown as owned by him.

(2)
For purposes of the table, a person is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days after the record date.  Any share which such person has the right to acquire within those 60 days is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 24,529,541 shares issued and outstanding as of the record date.

(4)
Based on information provided by T. Rowe Price Associates, Inc., these shares are held by T. Rowe Price Small-Cap Value Fund, Inc, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities; however, T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares in accordance with Rule 13d-4 of the Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stanley H. Fischer, a director of the Company, is President of Fischer and Burstein, P.C., a law firm which serves as counsel to the Company on various corporate matters.  During fiscal 2008, the Company paid $319,000 to Fischer and Burstein, P.C. for legal services rendered to the Company.

Robert A. Wiesen, a director of the Company, is a partner in Clifton, Budd & DeMaria, a law firm which serves as labor and employment counsel to the Company.  During fiscal 2008, the Company paid $23,000 to Clifton, Budd & DeMaria for legal services rendered to the Company.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SIX NOMINEES FOR DIRECTOR.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board of Directors has appointed BDO Seidman, LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending June 30, 2009.  BDO Seidman, LLP has been employed as the independent registered public accounting firm of the Company since 2005.

The Company anticipates that representatives of BDO Seidman, LLP will attend the annual meeting for the purpose of responding to appropriate questions.  At the annual meeting, the representatives of BDO Seidman, LLP will be afforded an opportunity to make a statement if they so desire.

The aggregate fees for professional services rendered by BDO Seidman, LLP for the years ended June 30, 2008 and 2007 were:

	Fiscal 2008	Fiscal 2007

Audit fees	$982,000	$912,000
Audit related fees	2,000	4,000
Tax fees	60,000	19,000

Total fees	$1,044,000	$935,000

Audit fees are fees for the audit of the Company’s annual financial statements included on Form 10-K, including the audits of internal control over financial reporting, reviews of the quarterly financial statements and statutory audits.

Audit related fees consisted of fees for accounting consultations.

Tax fees are fees for tax services, including tax compliance, tax advice and planning.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JUNE 30, 2009.

SHAREHOLDER PROPOSALS

All shareholder proposals which are intended to be presented at the 2009 Annual Meeting of Shareholders of the Company must be received by the Company no later than June 27, 2009, for inclusion in the board of directors' proxy statement and form of proxy relating to the meeting.

OUR ANNUAL REPORT ON FORM 10-K AND CORPORATE GOVERNANCE COMPLIANCE DOCUMENTS

If you own our common stock, you can obtain copies of our annual report on Form 10-K for the fiscal year ended June 30, 2008 as filed with the SEC, including the financial statements, our committee charters, and our codes of conduct, all without charge, by writing to Mr. Douglas Roth, Chief Financial Officer and Corporate Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.  You can also access our 2008 Form 10-K on our website at www.aceto.com by clicking on “Corporate Governance” and then on “SEC Filings”.  You can also access our committee charters at our website by clicking on “Corporate Governance”.

OTHER BUSINESS

The board of directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas Roth
Chief Financial Officer and
Corporate Secretary

Dated: October 16, 2008

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ACETO CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Leonard S. Schwartz and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Aceto Corporation’s Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 4, 2008 at the NASDAQ MarketSite, 4 Times Square (corner of 43rd Street and Broadway, entrance on Broadway), New York, New York, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR SHARES ARE TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 AND A VOTE “FOR” IN ITEM 2.

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

Item 1:  Election of Directors

Nominees:  Leonard S. Schwartz, Robert A. Wiesen, Stanley H. Fischer, Albert L. Eilender, Hans C. Noetzli and William N. Britton.

FOR ALL: ____	WITHOLD FOR ALL: ____	*EXCEPTIONS: ____

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Item 2:   Ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

FOR: ____	AGAINST: ____	ABSTAIN: ____

Item 3:  In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Change of Address Mark Here-

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)
NOTE:  Please sign exactly as your name appears on this proxy.  If shares are held jointly, each joint owner should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  Proxies executed by a corporation must be signed with the full corporate name by a duly authorized officer.

Date	Share Owner sign here	Co-Owner sign here (if applicable)